EXHIBIT 99.5

CMGI, INC.

INDUCEMENT AWARD

RESTRICTED STOCK AGREEMENT

AGREEMENT made as of the 27th day of August, 2004 (the “Grant Date”), between CMGI, Inc., a Delaware corporation (the “Company”), and Joseph C. Lawler (the “Executive”).

This inducement award is granted pursuant to the terms of the letter agreement between the Company and the Executive dated August 23, 2004 (the “Employment Agreement”). In consideration of the Executive entering into the Employment Agreement and entering into the CMGI, Inc. Non-Competition Agreement dated August 23, 2004, and other valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Grant of Shares.

The Company hereby grants to the Executive, subject to the terms and conditions set forth in this Agreement, 1,800,000 shares (the “Shares”) of common stock, $0.01 par value, of the Company (“Common Stock”). The Executive agrees that the Shares shall be subject to forfeiture as set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

2.	Forfeiture.

(a) Except as provided in paragraph (b) of this Section 2, in the event that the Executive ceases to be employed by the Company for any reason or no reason, with or without cause, prior August 23, 2009, all of the Unvested Shares (as defined below) shall be forfeited.

“Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage at the time the Executive ceases to be employed by the Company. The “Applicable Percentage” shall be (i) 100% during the period beginning on the Grant Date and ending August 22, 2005, (ii) 80% during the 12-month period ending August 22, 2006, (iii) 60% during the 12-month period ending August 22, 2007, (iv) 40% during the 12-month period ending August 22, 2008, (v) 20% during the 12-month period ending on August 22, 2009, and (vi) zero after August 22, 2009.

(b) Notwithstanding the provisions of paragraph (a) above, in the event of a termination of employment which entitles the Executive to severance under paragraph 3(a) or 3(b) of the Executive Severance Agreement entered into between the Executive and the Company dated August 23, 2004 (the “Executive Severance Agreement”), the Executive shall vest and be entitled to receive free of all restrictions all or a portion of the Unvested Shares, as determined and provided for in paragraph 3 of such Executive Severance Agreement. To the extent that any of the Unvested Shares do not become vested pursuant to such paragraph 3, they shall be forfeited in accordance with paragraph (a) above.

(c) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

3.	Restrictions on Transfer.

The Executive shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that would be Unvested Shares if the Executive were to cease to be employed by the Company at the time of the transfer, except that the Executive may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Executive and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions of Section 2 and the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan (as defined below), the securities or other property received by the Executive in connection with such transaction shall remain subject to this Agreement.

4.	Escrow.

The Executive shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Assistant Secretary of the Company, as escrow agent thereunder. The Executive shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Executive, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

5.	Restrictive Legends.

All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and a risk of forfeiture as set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6.	Provisions of the 2000 Stock Incentive Plan.

(a) Although not granted pursuant to the terms thereof, to the extent not inconsistent with the terms of the Employment Agreement and the Executive Severance Agreement, this Agreement is deemed to be subject to the terms, conditions, limitations, restrictions and termination provisions of the CMGI, Inc. 2000 Stock Incentive Plan (the “Plan”), other than Section 4 of the Plan, which shall have no applicability hereto, to the same extent as if granted under the Plan, a copy of which has been furnished to the Executive.

(b) As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), all rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

7.	Withholding Taxes; Section 83(b) Election.

(a) The Executive acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Executive any federal, state or local taxes of any kind required by law to be withheld with respect to the lapse or partial lapse of the risk of forfeiture.

(b) The Executive has reviewed with the Executive’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Executive is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Executive understands that the Executive (and not the Company) shall be responsible for the Executive’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Executive understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are granted rather than when and as the risk of forfeiture lapses by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

THE EXECUTIVE ACKNOWLEDGES THAT IT IS THE EXECUTIVE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE EXECUTIVE’S BEHALF.

8.	Miscellaneous.

(a) No Rights to Employment. The Executive acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or being granted shares hereunder). The Executive further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed, if to the Company to the attention of the General Counsel at its corporate headquarters, and, if to the Executive, at the last address on file with the Company, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CMGI, Inc.

By:	/s/ Thomas Oberdorf
Name:	Thomas Oberdorf
Title:	CFO

/s/ Joseph C. Lawler
Joseph C. Lawler

Exhibit A

CMGI, Inc.

Joint Escrow Instructions

August 27, 2004

Assistant Secretary

CMGI, Inc.

1100 Winter Street

Waltham, MA 02451

Dear Sir:

As Escrow Agent for CMGI, Inc., a Delaware corporation, and its successors in interest under the Restricted Stock Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached (the “Company”), and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

1. Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, “Shares” shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

2. Forfeiture. Upon any forfeiture of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice of forfeiture. Holder and the Company hereby irrevocably authorize and direct you to deliver the forfeited Shares to the Company in accordance with the terms of said notice.

3. Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares that are not Unvested Shares (as defined in the Agreement).

4. Duties of Escrow Agent.

(a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

(b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

(c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

(f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Assistant Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Assistant Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

(g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

(i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

(j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: General Counsel

HOLDER:	Notices to Holder shall be sent to the Holder’s last address on file with the Company.

ESCROW AGENT:	Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

6. Miscellaneous.

(a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

(b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,

CMGI, Inc.

By:	/s/ Thomas Oberdorf
Name:	Thomas Oberdorf
Title:	CFO

HOLDER:

/s/ Joseph C. Lawler
Joseph C. Lawler

ESCROW AGENT:

/s/ Peter L. Gray

Exhibit B

(STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE)

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto CMGI, Inc.                      (            ) shares of Common Stock, $0.01 par value per share, of CMGI, Inc. (the “Corporation”) standing in my name on the books of the Corporation represented by Certificate(s) Number              herewith, and do hereby irrevocably constitute and appoint                      as attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

IN PRESENCE OF:

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever and must be guaranteed by a commercial bank, trust company or member firm of the Boston, New York or Midwest Stock Exchange.